SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM 8-K

                            CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)	    March 16, 2005
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	        		 US 1 INDUSTRIES, INC.
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             (Exact Name of Registrant as Specified in its Charter)


	Indiana				1-8129		95-3585609
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(State or Other Jurisdiction 	   Commission 	    (IRS Employer
of Incorporation)			   File Number)	     Identification No.)

1000 Colfax, Gary, Indiana 					    46406
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(Address of Principal Executive Offices)			 (Zip Code)


Registrant's telephone number, including area code	  (219) 977-5225
                                                  ---------------------------

		    			Not Applicable
	        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   __Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   __Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   __Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
   __Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))




Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Of-Balance Sheet Arrangement of a Registrant.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 16, 2005, a jury entered a verdict against a subsidiary of the Company, Cam Transport, Inc., in the amount of $1.7 million in a personal injury case entitled Lina Bennnett vs. Toby M. Ridgeway and Cam Transport, Case No. 03-CP-03-317, in the Court of Commons Pleas of Allendale County, South Carolina. Cam Transport, Inc. does not have sufficient net worth or assets to satisfy the verdict, and substantially all of Cam Transport, Inc.?s assets are pledged to its lender. In addition, Cam Transport, Inc.?s insurer, American Interfidelity Exchange, has filed a declaratory judgment action against Lina Bennett, Toby Ridgeway, and Cam Transport, Inc., Case No. 45D03059CC00231, in the Superior Court of Lake County, Indiana, asserting that it is not obligated to provide insurance coverage with respect to the verdict. The Company currently is assessing its options.

The company also is in the process of considering the implications of the verdict under the Company?s revolving credit facility.


                                SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          US 1 INDUSTRIES, INC.


Dated:  March 18, 2005	           By:_________________________________________
 	 			           Name:  Michael E. Kibler
                                   Title:  President and Chief Executive Officer